EXHIBIT 10.35

GLOBAL DEED OF ASSIGNMENT

BETWEEN Adrian Menzell

27 Park Avenue, Broadbeach, 4218, Queensland, Australia

(the “Assignor”)

AND	SAVE THE WORLD AIR, INC.

A Nevada Corporation of 5125 Lankershim Blvd., North Hollywood, California 91601 USA

(the “Assignee”)

RECITALS

A.	The Assignor is the inventor of Improvements in or Relating to Emission Control Systems (the “Invention”) forms of which are described in Australian Patent Applications

Appn No.	Title	Filed
2003902450	Improvements in or Relating to Emission Control Systems	20May03
2003904515	Improvements in or Relating to Emission Control Systems	21Aug03
2003904811	Improvements in or Relating to Emission Control Systems	4Sep03
2004900084	Improvements in or Relating to Emission Control Systems	8Jan04
2004900192	Improvements in or Relating to Emission Control Systems	16Jan04
2004903000	Inline Exhaust Device to Improve Efficiency of a Catalytic Converter	4Jun04

     (the “Applications”).

B.	The Assignor has agreed to assign to the Assignee and the Assignee desires to take assignment of any and all the rights, title and interest of the Assignor in and to the Invention and the Applications on a world wide basis.

THIS DEED WITNESSES

1.	The Assignor assigns to the Assignee all rights, title and interest in and to the Invention and the Applications including, but without limitation:

(a)	all rights, title and interest in and to any Patent or Patents which may be granted on the Invention and/or the Applications in any and all countries in the world including, but without limitation, the U.S.A., Australia, Europe, Japan, Canada and China, including rights to sue in respect of any infringement of any such Patent or Patents from the date when the Applications becomes or became open for public inspection, for the full term of any such Patent or

Patents together with any extension of the term of any such Patent or Patents as may be granted;

(b)	all rights and powers such as subsist at the date of this Deed, to make one or more further applications for Letter Patent or other form of protection in the name of the Assignee in any country, region or part of the world including, but without limitation, the USA, Australia, Europe, Japan, Canada, China, and for an International patent application(s) in respect of the Invention, and all rights, title and interest in and to any Letters Patent or other form of protection to mature from any such applications for the full term thereof together with any extension of term of any such Patent or Patents or any other form of protection as may be granted.

(c)	All other rights including copyright.

2.	The Assignor agrees to cooperate and do all things necessary and to sign, execute and deliver all necessary documents, forms and papers to be produced or obtained by the Assignee in connection with any applications for Letters Patent or other form of protection for the subject matter of the Invention, in Australia or elsewhere, but at the cost of the Assignee.

EXECUTED as a DEED. on the 26th day of June 2004

SIGNED	/s/ Adrian Menzell
Adrian Menzell
Witness

SIGNED
SAVE THE WORLD AIR, INC.	/s/ Eugene E. Eichler
Eugene E. Eichler
Witness